Exhibit 10.45
AMENDMENT NO. 1 TO AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Amendment No. 1”), made and entered into this 23 day of February, 2021 and shall be effective as of February 1, 2021 (the “Effective Date”), by and between Pharmaceutical Product Development, LLC, a Delaware limited liability company (the “Company”), and Anshul Thakral (the “Executive”).
WHEREAS, the Company, Executive and Parent (solely for purposes of certain sections thereof as set forth therein) are parties to that certain Amended and Restated Employment Agreement dated as of November 26, 2019 and effective as of November 1, 2019 (the “Employment Agreement”); and
WHEREAS, the parties desire to further amend the Employment Agreement as set forth herein.
NOW, THEREFORE, that for and in consideration of the foregoing recitals, the mutual promises, covenants and conditions contained herein, and other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.     Capitalized Terms. Capitalized terms used in this Amendment No. 1 and not defined herein shall have the meaning given to them in the Employment Agreement.
2.     Amendments. Effective as of the Effective Date,
a.     Section 1(c) of the Employment Agreement is deleted in its entirety and replaced in full by the following:
(c)    Position and Duties. During the Term, Executive shall serve as the Chief Commercial Officer and Executive Vice President, Peri/Post-Approval of the Company. Executive will be based in Armonk, New York, and shall report to the Chief Executive Officer of the Company. Executive shall be responsible for the following matters with respect to the Company’s existing and potential global clinical development customers: (i) refining and operationalizing the commercial model; (ii) increasing the competitive decision volume and win rate; (iii) growing annual gross and net authorizations; (iv) ensuring operational delivery and customer satisfaction; (v) improving the gross margin of the backlog and the gross margin of completed projects and services; and (vi) undertaking such other responsibilities, duties and authority normally associated with such position and as may from time to time be assigned to Executive by the Chief Executive Officer of the Company or the Board (as defined below). For clarity, Executive acknowledges and agrees that as President of Evidera, Executive shall serve as the leader of (A) the consulting businesses of Evidera, Inc., a Delaware corporation and the Company’s wholly-owned subsidiary, and (B) the Company’s Peri- and Post-Approval business unit (“PPA”) which includes, without limitation, (i) responsibility for achieving the annual authorizations target(s) for all interventional and non-interventional PPA trials and (ii) management and oversight of the project management function for such interventional and non-interventional PPA trials. Finally, Executive shall be responsible for overseeing the Company’s

Exhibit 10.45
medical communications business. Executive shall devote substantially all of Executive’s working time and efforts to the business and affairs of the Company (which shall include service to its parents, subsidiaries and affiliates) and shall not engage in outside business activities (including serving on outside boards or committees) without the consent of the Board, provided that Executive shall be permitted to (i) manage Executive’s personal, financial and legal affairs, (ii) participate in trade associations and (iii) serve on the board of directors of not-for-profit or tax-exempt charitable organizations, in each case, subject to Section 5 and the Proprietary Information Agreement (as defined below) and provided that such activities do not interfere with Executive’s performance of Executive’s duties and responsibilities hereunder. The Executive agrees to observe and comply with the rules and policies of the Company and its affiliates as adopted from time to time, in each case as amended from time to time, as delivered or made available to Executive (each, a “Policy”).
b.    Section 2 (a) of the Employment Agreement deleted in its entirety and replaced in full by the following:
(a)    Annual Base Salary. During the Term, Executive shall receive a base salary at a rate of $475,000 per annum (the “Annual Base Salary”), which shall be paid in accordance with the customary payroll practices of the Company. Such Annual Base Salary shall be reviewed and may be adjusted from time to time by the board of directors of the Company or an authorized committee thereof, (in any case, the “Board”), provided that the Annual Base Salary may not be decreased without Executive’s consent.
3.     Entire Agreement. This Amendment No. 1 constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral, relating to the same.
4.     Binding Effect. The Employment Agreement, as herein amended, shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first above written.
PHARMACEUTICAL PRODUCT DEVELOPMENT, LLC
By:    /s/ David Simmons
Name:     David Simmons
Title:     Chief Executive Officer

/s/ Anshul Thakral
Anshul Thakral

Consented and agreed to by Parent:

PPD, INC. formerly known as EAGLE HOLDING COMPANY I
By:    /s/ David Simmons
Name:     David Simmons
Title:     Chairman and Chief Executive Officer

    [Signature Page to Employment Agreement Amendment]